UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2006

STAR METRO CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Eatware Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 15, 2006, we incorporated a new Nevada company called Star Metro Corp. and subscribed for one common share in that company. On November 27, 2006, we changed our name from “Eatware Corporation” to “Star Metro Corp.” The name change was effected by merging Star Metro Corp., our newly incorporated and wholly-owned subsidiary, with and into our company, with our company carrying on as the surviving corporation under the name “Star Metro Corp.” We were required to effect this name change by the terms of an agreement we entered into on November 13, 2006, with Glory Team Industrial Limited and Eddie Chou Si Hou.

2

Item 7.01.	Regulation FD Disclosure

The name change became effective with NASD’s Over-the-Counter Bulletin Board at the opening of the market on November 27, 2006 under the new stock symbol “SRMO”. Our new CUSIP number is 855153 10 2.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on November 21, 2006 effective on November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR METRO CORP.

By: /s/ Ricky Chiu

Ricky Chiu

President and a Director

Dated: November 27, 2006

CW964151.1